                                                                     EXHIBIT 4.8

                                                                  EXECUTION COPY

                  ------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF DECEMBER 26, 2002

                                      AMONG

                                PERKINELMER, INC.
                         (A MASSACHUSETTS CORPORATION),

                                       AND

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED,

                         BANC OF AMERICA SECURITIES LLC

                                       AND

                         SG COWEN SECURITIES CORPORATION

                  ------------------------------------------------

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
1.     Definitions...................................................     1

2.     Registration Under the 1933 Act...............................     5
       2.1      Exchange Offer ......................................     5
       2.2      Shelf Registration...................................     8
       2.3      Expenses.............................................    10
       2.4.     Effectiveness........................................    10
       2.5      Liquidated Damages...................................    10

3.     Registration Procedures.......................................    12

4.     Indemnification; Contribution.................................    20

5.     Miscellaneous.................................................    24
       5.1      Rule 144 and Rule 144A ..............................    24
       5.2      No Inconsistent Agreements ..........................    25
       5.3      Release of Guarantors ...............................    25
       5.4      Amendments and Waivers ..............................    25
       5.5      Notices..............................................    25
       5.6      Successor and Assigns ...............................    26
       5.7      Third Party Beneficiaries ...........................    26
       5.8.     Specific Enforcement.................................    26
       5.9      Restriction on Resales ..............................    26
       5.10     Counterparts.........................................    27
       5.11     Headings.............................................    27
       5.12     GOVERNING LAW .......................................    27
       5.13     Severability.........................................    27

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "Agreement") is made and entered into this of December 26, 2002, among PerkinElmer, Inc., a Massachusetts corporation (the "Company"), Applied Surface Technology, Inc., a California corporation, CCS Packard, Inc., a California corporation, Carl Consumable Products, LLC, a Delaware limited liability company, Lumen Technologies, Inc., a Delaware corporation, NEN Life Sciences, Inc., a Delaware corporation, Packard Bioscience Company, a Delaware corporation, Packard Instrument Company, Inc., a Delaware corporation, PerkinElmer Instruments LLC, a Delaware limited liability company, PerkinElmer Labworks, Inc., a Delaware corporation, PerkinElmer Life Sciences, Inc., a Delaware corporation, PerkinElmer Optoelectronics NC, Inc., a Delaware corporation, PerkinElmer Optoelectronics SC, Inc., a Delaware corporation, PerkinElmer Holdings, Inc., a Massachusetts corporation and PerkinElmer Automotive Research, Inc. a Texas corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and SG Cowen Securities Corporation (collectively, the "Initial Purchasers").

                  This Agreement is made pursuant to the Purchase Agreement, dated December 13, 2002, among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for (i) the sale by the Company to the Initial Purchasers of an aggregate of $300 million principal amount of the Company's 8 7/8% Senior Subordinated Notes due 2013 (the "Securities") and (ii) the issue and sale by the Guarantors and the purchase by the Initial Purchasers of the guarantees (the "Guarantees") of the Company's obligations under the Securities. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1.       Definitions.

                  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company and the Guarantors, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

                  "Effective Time" shall mean (i) in the case of an Exchange Offer Registration Statement, the time and date as of which the SEC shall declare the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective, and (ii) in the case of a Shelf Registration Statement, the time and date as of which the SEC declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

                  "Exchange Offer" shall mean the exchange offer by the Company and the Guarantors of Exchange Securities (and related Guarantees) for Registrable Securities pursuant to Section 2.1 hereof.

                  "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form or on any successor form used for substantially the same transactions), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

                  "Exchange Period" shall have the meaning set forth in Section
         2.1 hereof.

                  "Exchange Securities" shall mean, collectively, the 8 7/8% Senior Subordinated Notes due 2013, issued by the Company under the Indenture and the related guarantees issued by the Guarantors under the Indenture, containing terms identical in all material respects to the Securities and the Guarantees (except, for purposes of this clause, for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities and Guarantees in exchange for Registrable Securities pursuant to the Exchange Offer.

                  "Guarantors" shall have the meaning set forth in the preamble and shall also include the Guarantors' successors.

                  "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

                  "Indenture" shall mean the Indenture relating to the Securities and the Guarantees, dated as of December 26, 2002, among the Company, the Guarantors and State Street

                                       REVISED PKI Registration Rights Agreement

         Bank and Trust Company, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

                  "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble.

                  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Guarantors and other obligors on the Securities or Guarantees or any Affiliate (as defined in the Indenture) of the Company or any Guarantor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

                  "Participating Broker-Dealer" shall mean any of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, SG Cowen Securities Corporation and any other broker-dealer which makes a market in the Securities and Guarantees and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

                  "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Private Exchange" shall have the meaning set forth in Section
         2.1 hereof.

                  "Private Exchange Securities" shall have the meaning set forth in Section 2.1 hereof.

                  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Registrable Securities" shall mean, collectively, the Securities, the Guarantees, and, if issued, the Private Exchange Securities; provided, however, that Securities, Guarantees and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities and Guarantees shall have been declared effective under the 1933 Act and such Securities and Guarantees shall have been disposed of pursuant to such Registration Statement, (ii) such Securities and Guarantees have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act,
         (iii) such

                                       REVISED PKI Registration Rights Agreement

         Securities and Guarantees shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except, for purposes of this clause, in the case of Securities and Guarantees purchased from the Company and the Guarantors and continued to be held by the Initial Purchasers or Securities which may not be exchanged in the Exchange Offer).

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of outside counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and the Guarantors and of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of outside counsel to the Initial Purchasers in connection therewith, if any, (ix) the reasonable fees and disbursements of special counsel representing the Holders of Registrable Securities and (x) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company and the Guarantors in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                  "Registration Statement" shall mean any registration statement of the Company and the Guarantors which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

                                       REVISED PKI Registration Rights Agreement

                  "Shelf Registration" shall mean a registration effected pursuant to Section 2.2 hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantors pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any successor or similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Trustee" shall mean the trustee with respect to the Securities and the Guarantees under the Indenture.

                  2.       Registration Under the 1933 Act.

                  2.1 Exchange Offer. The Company and the Guarantors shall, for the benefit of the Holders, at the Company's cost, (A) prepare and, as soon as practicable but not later than 105 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities,
(B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 195 days of the Closing Date, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to cause the Exchange Offer to be consummated not later than 240 days following the Closing Date. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Company or any of the Guarantors within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company or any of the Guarantors for its own account, (c) acquired or will acquire the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

                  In connection with the Exchange Offer, the Company and the Guarantors shall:

                  (a) mail, as promptly as practicable, to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                                       REVISED PKI Registration Rights Agreement

                  (b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period being referred to herein as the "Exchange Period");

                  (c) utilize the services of the Depositary for the Exchange Offer;

                  (d) permit Holders to withdraw tendered Registrable Securities at any time prior to 500 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities and Guarantees exchanged;

                  (e) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the SEC (A) stating that the Company is conducting the Exchange Offer in reliance on the position of the SEC in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Shearman & Sterling (pub. avail. July 2, 1993); and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities;

                  (f) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

                  If, prior to consummation of the Exchange Offer, any of the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company upon the request of any such Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the "Private Exchange") for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company on a senior subordinated basis, guaranteed by the Guarantors, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the "Private Exchange Securities").

                  The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities (and related Guarantees) shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities (and related Guarantees) will have the right to vote or consent as a separate class on any matter. The Private

                                       REVISED PKI Registration Rights Agreement

Exchange Securities shall be of the same series as the Exchange Securities and the Company and the Guarantors shall seek to cause the CUSIP Service Bureau to issue the same CUSIP numbers for the Private Exchange Securities as for the Exchange Securities. Neither the Company nor any Guarantor shall have any liability hereunder solely as a result of such Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

                  As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company and the Guarantors shall:

                           (i)      accept for exchange all Registrable
                  Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

                           (ii) accept for exchange all Securities properly tendered pursuant to the Private Exchange;

                           (iii) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

                           (iv) cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

                  Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company's and the Guarantors' judgment, would reasonably be expected to impair the ability of the Company and the Guarantors to proceed with the Exchange Offer or the Private Exchange.

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                                       7

                  2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company or the Guarantors are not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 195 days following the original issue of the Registrable Securities or the Exchange Offer is not consummated within 240 days after the original issue of the Registrable Securities, (iii) if any Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for Exchange Securities in the Exchange Offer and that are held by it following consummation of the Exchange Offer, (iv) if any Holder (other than an Initial Purchaser) is not eligible to participate in the Exchange Offer or does not receive freely tradeable Exchange Securities in the Exchange Offer other than by reason of such Holder being an Affiliate of the Company, or (v) if any Initial Purchaser participates in the Exchange Offer or acquires Exchange Securities pursuant to
 Section 2 hereof but does not receive freely tradeable Exchange Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the 1933 Act in connection with sales of Exchange Securities acquired in exchange for such Securities shall result in such Exchange Securities being not "freely tradeable," and (y) the requirement that a Participating Broker-Dealer deliver a Prospectus in connection with sales of Exchange Securities acquired in the Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such Exchange Securities being not "freely tradeable"), then the Company and the Guarantors shall effect a Shelf Registration Statement as follows:

                           (a) As promptly as practicable, but in no event after the later of (1) 105 days after the day the Securities were originally issued and (2) 90 days after becoming required to do so as described above, the Company and Guarantors shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement, provided that if the Company has not consummated the Exchange Offer within 240 days of the date the Securities were originally issued, then the Company will file the Shelf Registration Statement with the SEC on or prior to the 270th day after the date the Securities were originally issued.

                           (b) The Company and Guarantors will use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 90th day after the Shelf Registration Statement is initially filed with the SEC.

                           (c) The Company and the Guarantors will use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders from the date the Shelf Registration Statement is declared effective by the SEC until the earlier of (i) such date as all of the Securities covered by the Shelf Registration Statement have been sold or cease to be outstanding or (ii) the date on which all of

                                       REVISED PKI Registration Rights Agreement
                  the Securities held by persons that are not Affiliates of Company may be resold without registration pursuant to Rule 144(k) under the 1933 Act (the "Effectiveness Period").

                           (d) Notwithstanding any other provisions hereof, the Company and the Guarantors will use their reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                           (e) In the event of a Shelf Registration Statement, in addition to the information required to be provided in the Notice and Questionnaire (defined below), the Company may require Holders to furnish to the Company additional information regarding such Holder and such Holder's intended method of distribution of Securities as may be required in order to comply with the 1933 Act. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to the Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                           (f) Notwithstanding the foregoing, upon the consummation of the Exchange Offer, the obligations of the Company and the Guarantors to effect a Shelf Registration Statement pursuant to Sections 2.2(a) to (e) as a result of the effect of Section 2.2(i) or Section 2.2(ii) shall be terminated and neither the Company nor any Guarantor shall have any other obligations under this Agreement with respect to such Shelf Registration Statement.

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                                       9

                  The Company and the Guarantors shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company and the Guarantors further agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  2.3 Expenses. The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to
Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  2.4. Effectiveness. (a) The Company and the Guarantors will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company or any Guarantor, with knowledge of the consequences thereof pursuant to this paragraph (a), voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared or remaining effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless (i) such action or omission is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(e) hereof, if applicable.

                  (b)      An Exchange Offer Registration Statement pursuant to
Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                  2.5 Liquidated Damages. The Company, the Initial Purchasers and each Holder of Registrable Securities agree by acquisition of such Securities that the Holders of Registrable Securities will suffer damages if a registration default (as described in paragraphs (a)(i), (a)(ii), (a)(iii) and (b) below (each of such events, a "Registration Default")) occurs and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company, the Guarantors, the Initial Purchasers and each Holder of Registrable Securities agree that the following liquidated damages ("Liquidated Damages") with respect to the Securities shall be assessed if a Registration Default occurs and is continuing, as provided below:

                  (a) If (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 105th calendar day following the date of original issue of the Securities and the

                                       REVISED PKI Registration Rights Agreement

Guarantees, or (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 195th calendar day following the date of original issue of the Securities and the Guarantees, or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 240th calendar day following the date of original issue of the Securities, then Liquidated Damages shall accrue on the Securities, over and above the interest set forth in the title of the Securities, from and including the date after the date on which the Registration Default shall occur to, but excluding, the date on which all Registration Defaults shall have been cured, at a rate of 0.25% per annum of the principal amount of the Securities (the "Liquidated Damages Rate"). The Liquidated Damages Rate shall increase by an additional 0.25% per annum of the principal amount of the Securities for each subsequent 90-day period (or portion thereof) until all Registration Defaults have been cured, up to a maximum aggregate Liquidated Damages Rate of 1.0% per annum.

                  (b) If, after the Shelf Registration Statement becomes effective, the Shelf Registration Statement is unusable by the Holders for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then Liquidated Damages shall accrue at the Liquidated Damages Rate beginning on the 31st day that such Shelf Registration Statement ceases to be usable. The Liquidated Damages Rate shall increase by an additional 0.25% per annum of the principal amount of the Securities for each subsequent 90-day period (or portion thereof) that the Shelf Registration Statement remains unusable until the date on which the Shelf Registration Statement once again becomes usable, up to a maximum aggregate Liquidated Damages Rate of 1.0% per annum. Liquidated Damages shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

                  (c) Following the cure of all Registration Defaults the accrual of Liquidated Damages will cease and the interest rate will revert to the original rate. In no event shall the aggregate Liquidate Damages Rate exceed 1.0% per annum.

                  (d)      The Liquidated Damages as set forth in this Section
2.5 shall be the exclusive remedy with respect to damages of the Initial Purchasers and each Holder of Registrable Securities for any Registration Defaults (but shall not preclude the Initial Purchasers and each Holder from seeking specific performance or other equitable remedies).

                  (e)      Each registration default (as described in paragraphs
(a)(i), (a)(ii), (a)(iii) and (b) above) shall constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the SEC.

                  (f) Liquidated Damages shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Liquidated Damages then due. The Liquidated Damages due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the day following the applicable Registration Default.

                                       REVISED PKI Registration Rights Agreement

                  3. Registration Procedures In connection with the obligations of the Company and the Guarantors with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company and the Guarantors shall:

                  (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and the Guarantors, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

                  (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto as such Holder may reasonably request and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent, subject to the provisions of Section 3(e), to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                  (d) use their reasonable best efforts to register or qualify, if necessary, the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary to enable each such Holder and underwriter to

                                       REVISED PKI Registration Rights Agreement
consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Company nor any of the Guarantors shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company and the Guarantors that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective,
(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) upon becoming aware of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (v) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company or any Guarantor that a post-effective amendment to such Registration Statement would be appropriate;

                  Each Holder of Securities agrees by acquisition of such Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) (ii) through (vi) hereof, such Holder will forthwith discontinue any and all dispositions of such Securities by means of the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto, provided, however, that this paragraph shall not prohibit any Holder from engaging in dispositions of the Securities through means other than pursuant to the Registration Statement or Prospectus, as long as such dispositions comply with applicable laws.

                  Upon the occurrence of any event contemplated by subsections
(e)(ii) through (vi) above, the Company and the Guarantors shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the

                                       REVISED PKI Registration Rights Agreement

Company may delay preparing, filing and distributing any such supplements or amendments (and continue the suspension of the use of the prospectus) if the Company determines in good faith that such supplement or amendment would, in the reasonable judgment of the Company, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) or
(ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's shareholders at such time; provided, further, that neither such delay nor such suspension with respect to all matters in clause (i) or (ii) shall extend for a period of more than 30 days in any three-month period or more than 90 days for all such periods in any twelve-month period and shall not affect the Company's obligations to pay Liquidated Damages as contemplated by Section 2.5 hereof. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in
Section 2.1 and the Shelf Registration Statement provided for in Section 2.2 shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 3(e) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 3(e).

                  (f) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution", substantially in the form of Exhibit A, which section shall be acceptable to Merrill Lynch on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of Merrill Lynch on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company and the Guarantors the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent, subject to the provisions of Section 3(e), to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision (or any other similar provision

                                       REVISED PKI Registration Rights Agreement
reasonably requested by Merrill Lynch on behalf of the Participating Broker-Dealers with respect to similar matters):

                  "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;" and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

                           (B) in the case of any Exchange Offer Registration
Statement, the Company agrees to deliver to the Initial Purchasers on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement if the Initial Purchasers request (i) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Exhibit B, (ii) officers' certificates substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form to the extent permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

                  (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                  (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                  (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

                  (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing

                                       REVISED PKI Registration Rights Agreement

Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

                  (k) in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make such representatives of the Company and the Guarantors as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

                  (1) obtain a CUSP number for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

                  (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) reasonably cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be reasonably required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions, in each case in form and substance reasonably acceptable to the Company and the Guarantors, in order to facilitate the disposition of such Registrable Securities and in such connection, but only if the registration is an undenvritten registration:

                           (i) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                           (ii) obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters;

                                       REVISED PKI Registration Rights Agreement

                           (iii) obtain "cold comfort" letters and updates thereof from the Company's and the Guarantors' independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                           (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                           (v) cause the underwriting agreement to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

                           (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the managing underwriters.

 The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

                  (o) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, such financial and other records, pertinent corporate documents and properties of the Company and the Guarantors as may be reasonably requested by any such persons in connection with such Registration Statement as is customary for similar due diligence examinations, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantors to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company and the Guarantors available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

                                       REVISED PKI Registration Rights Agreement

                  (p) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to counsel to the Holders of Registrable Securities and make such changes in any such document prior to the filing thereof as the Initial Purchasers or counsel to the Holders of Registrable Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities and counsel to the Holders of Registrable Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Registrable Securities or counsel to the Holders of Registrable Securities shall reasonably object, and make the representatives of the Company and the Guarantors available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

                           (ii) in the case of a Shelf Registration, a
reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object, and make the representatives of the Company and the Guarantors available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter.

                  (q) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company or any Guarantor are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

                  (r) in the case of a Shelf Registration, use its reasonable best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

                  (s) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders no later than 45 days after the end of any twelve-month period (or 90 days after the end of any twelve-month period if such period is a fiscal year) an earnings statement satisfying the provisions of Section 11 (a) of the 1933 Act and Rule 158

                                       REVISED PKI Registration Rights Agreement
thereunder (or any similar rule under the 1933 Act) covering a period of at least twelve months beginning on the first day of the first fiscal quarter after the effective date of the applicable Registration Statement;

                  (t) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD);

                  (u) upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Company and the Guarantors addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or Private Exchange, and which includes an opinion that (i) the Company, and the Guarantors, have duly authorized, executed and delivered the Exchange Securities and/or Private Exchange Securities, as applicable, and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors, in accordance with its respective terms (with customary exceptions).

                  (v) Not less than 30 calendar days prior to the Effective Time of any Shelf Registration Statement required under this Agreement, the Company shall mail a notice and questionnaire, in substantially the form attached as Exhibit C (the "Notice and Questionnaire"), to the Holders of Registrable Securities; no Holder shall be entitled to be named as a selling security holder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus or any part thereof for resales of Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, that Holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company in substantially the form attached as Exhibit C.

                  (w) After the Effective Time of any Shelf Registration Statement required to be filed under this Agreement, Holders of Registrable Securities who did not timely return a Notice and Questionnaire to the Company may return a Notice and Questionnaire at any time and may request to be included in such Shelf Registration Statement. If:

                           (i) the Company can include such Holder with respect to its Registrable Securities by means of a prospectus supplement filed pursuant to Rule 424(b) of the 1933 Act or by means a registration statement filed pursuant to Rule 462(b) of the 1933 Act, then the Company shall file such Rule 424(b) supplement or Rule 462(b) registration statement with the SEC within 10 business days of its receipt of the Notice and Questionnaire.

                           (ii) the Company, in the opinion of its counsel, cannot include such Holder with respect to its Registrable Securities by means of a prospectus supplement to the prospectus contained as part of such effective Shelf Registration Statement or by

                                       REVISED PKI Registration Rights Agreement
         means of a related registration statement filed pursuant to Rule 462(b) of the 1933 Act, the Company shall promptly take any action reasonably necessary to enable such a Holder to use a registration statement for resale of Registrable Securities, including, without limitation, any action necessary to identify such Holders or selling securityholder in a new Shelf Registration Statement which the Company shall promptly file and cause to be declared effective to cover the resale of the Registrable Securities that are the subject of such request.

                  (x) In the event of a Shelf Registration Statement, in addition to the information required to be provided in the Notice and Questionnaire, the Company may require Holders to furnish to the Company additional information regarding such Holder and such Holder's intended method of distribution of Securities as may be required in order to comply with the 1933 Act. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as result of which any prospectus relating to the Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information or required so that such prospectus shall not contain, with respect to such Holder or the disposition of such Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  In the event that the Company fails to effect the Exchange Offer or file any Shelf Registration Statement and maintain the effectiveness of any Shelf Registration Statement as provided herein, the Company shall not file any Registration Statement with respect to any securities (within the meaning of Section 2(1) of the 1933 Act) of the Company other than Registrable Securities.

                  If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering, provided that such undenvriter(s) or manager(s) shall be acceptable to the Company and the Guarantors. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  4.       Indemnification; Contribution (a)   The Company and
the Guarantors agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such

                                       REVISED PKI Registration Rights Agreement

Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                           (i) from and against any and all losses, claims, damages, liabilities, costs and expenses whatsoever, joint or several as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) from and against any and all losses, claims, damages, liabilities, costs and expenses whatsoever, joint or several as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) from and against any and all expenses whatsoever, as incurred, joint or several, (including the reasonable fees and disbursements of outside counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that (A) neither the Company nor the Guarantors shall be liable hereunder to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantors by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), and (B) with respect to any untrue statement or omission of material fact made in any Prospectus, the indemnity agreement contained in this Section 4(a) shall not inure to the benefit of any Holder from whom the Person asserting any such losses, claims, damages, liabilities, costs or expenses purchased the securities concerned, if it shall have been determined by a court of competent jurisdiction by a final and nonappealable judgment that the Holder failed to deliver a prospectus supplement which corrected the untrue statement or omission of material fact

                                       REVISED PKI Registration Rights Agreement
contained in the Prospectus, provided that the Company or the Guarantors made available such prospectus supplement in accordance with this Agreement.

                  (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, any of the Guarantors, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Sections 4(a)(i) to (iii) hereof, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Guarantors by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced or threatened in writing against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest that would make it inappropriate in the reasonable judgment of such indemnified party for the same counsel to represent both the indemnified party and the indemnifying party; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall specifically authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party.

                                       REVISED PKI Registration Rights Agreement

It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances, be liable for the reasonable fees and expenses of only one firm of attorneys (in addition to local counsel) at any time for all such indemnified parties. In respect of any claim, action or proceeding the defense of which shall have been assumed by the indemnifying party in accordance with the foregoing, each indemnified party shall have the right to participate in such litigation and to retain its own counsel at its own expense. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable under Sections 4(a), 4(b) or 4(c) for any settlement of any claim or action effected without its consent, which consent will not be unreasonably withheld; provided, however, that such indemnifying party has notified in writing the indemnified party of its refusal to accept such settlement within 30 days of its receipt of a written notice from the indemnified party outlining the terms of such settlement.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses that the indemnifying party is contesting in good faith).

                  (e) If the indemnification provided for in this Section 4 is otherwise applicable by its terms but is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, costs or expenses referred to therein, then the Company and the Guarantors shall contribute to the aggregate amount of such losses, claims, damages, liabilities, costs and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders and Initial Purchasers on the other hand from the sale of the Securities or (ii) if the allocation provided by clause (i) is for any reason held unenforceable or not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders and Initial

                                       REVISED PKI Registration Rights Agreement

Purchasers on the other hand from the sale of the Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company and the Guarantors from the sale of the Securities (before deducting expenses) initially bears to the initial purchasers' discount received by the Initial Purchasers in connection with the sale of the Securities.

                  The relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors, the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Guarantors, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities and Guarantees sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No Person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the 1933 Act) shall be entitled to contribution under this Section 4 from any Person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company or any Guarantor, and each Person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Guarantor. The Initial Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

                  5.       Miscellaneous 5.1    Rule 144 and Rule 144A. For so
long as the Company or any Guarantor is subject to the reporting requirements of
Section 13 or 15 of the 1934 Act, the Company and each Guarantor covenants that they will file the reports required to

                                       REVISED PKI Registration Rights Agreement
be filed by them under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company and the Guarantors cease to be so required to file such reports, the Company and the Guarantors covenant that they will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company and the Guarantors will deliver to such Holder a written statement as to whether they have complied with such requirements.

                  5.2 No Inconsistent Agreements. The Company and each Guarantor have not entered into and the Company and each Guarantor will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's and each Guarantors' other issued and outstanding securities under any such agreements.

                  5.3 Release of Guarantors. A Guarantor shall be released from its obligations under this Agreement to the extent it is released from its obligations under its Guarantee pursuant to the Indenture, provided such release occurs prior to the filing of the Registration Statement.

                  5.4 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

                  5.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company and the Guarantors by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company or any Guarantor, initially at the Company's or such Guarantor's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

                                       REVISED PKI Registration Rights Agreement

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

                  5.6 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture or applicable law. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

                  5.7 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  5.8. Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company and the Guarantors to comply with their obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 2.1 through 2.4 hereof.

                  5.9 Restriction on Resales. Until the expiration of two years after the original issuance of the Securities and the Guarantees, the Company and the Guarantors will not, and will cause their "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities and Guarantees which are "restricted securities" (as such term is defined

                                       REVISED PKI Registration Rights Agreement
under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities and Guarantees submit such Securities and Guarantees to the Trustee for cancellation.

                  5.10 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  5.11 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  5.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  5.13 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       REVISED PKI Registration Rights Agreement

                   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     Very Truly Yours,

                                     PERKINELMER, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                     APPLIED SURFACE TECHNOLOGY, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                     CCS PACKARD, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                     CARL CONSUMABLE PRODUCTS, LLC

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                     LUMEN TECHNOLOGIES, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                     NEN LIFE SCIENCES, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                     PACKARD BIOSCIENCE COMPANY

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel

                                       REVISED PKI Registration Rights Agreement

                                        Title:   Treasurer

                                     PACKARD INSTRUMENT COMPANY, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                     PERKINELMER INSTRUMENTS LLC

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                     PERKINELMER LABWORKS, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Assistant Treasurer

                                     PERKINELMER LIFE SCIENCES, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Assistant Treasurer

                                     PERKINELMER OPTOELECTRONICS
                                        NC, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                     PERKINELMER OPTOELECTRONICS
                                        SC, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                     PERKINELMER HOLDINGS, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                       REVISED PKI Registration Rights Agreement

                                     PERKINELMER AUTOMOTIVE
                                       RESEARCH, INC.

                                     By /s/ Robert F. Friel
                                        ----------------------------------------
                                        Name:  Robert F. Friel
                                        Title: Treasurer

                                       REVISED PKI Registration Rights Agreement

CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
BANC OF AMERICA SECURITIES LLC
SG COWEN SECURITIES CORPORATION

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

  By: /s/  Sarang Gadkari
      ----------------------
      Name:  Sarang Gadkari
      Title: Vice President

                                                                       EXHIBIT A

                              PLAN OF DISTRIBUTION

Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until date that is 180 days from the Issue Date, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

[If applicable, add information required by Regulation S-K Items 507 and/or
508]

                                                                       EXHIBIT B

                           Form of Opinion of Counsel

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Banc of America Securities LLC
SG Cowen Securities Corporation
c/o Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

         We have acted as counsel for PerkinElmer, Inc., a Massachusetts corporation (the "Company"), in connection with the sale by the Company and the Guarantors to the Initial Purchasers (as defined below) of $300,000,000 aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2013 (the "Notes") of the Company pursuant to the Purchase Agreement dated December 13, 2002 (the "Purchase Agreement"), among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and SG Cowen Securities Corporation (collectively, the "Initial Purchasers") and the filing by the Company and the Guarantors of an Exchange Offer Registration Statement (the "Registration Statement") in connection with an Exchange Offer to be effected pursuant to the Registration Rights Agreement (the "Registration Rights Agreement"), dated December 26, 2002, among the Company, the Guarantors and the Initial Purchasers. This opinion is furnished to you pursuant to Section 3(f)(B) of the Registration Rights Agreement. Unless otherwise defined herein, capitalized terms used in this opinion that are defined in the Registration Rights Agreement are used herein as so defined.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, as to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying solely upon, the representations and warranties of the Company and the Guarantors set forth in the Purchase Agreement and the statements set forth in certificates of public officials and officers of the Company, without making any independent investigation or inquiry with respect to the completeness or accuracy of such representations, warranties or statements, other than a review of the certificate of incorporation, by-laws and relevant minute books of the Company and the Guarantors.

         Based on and subject to the foregoing, we are of the opinion that:

                  1. The Exchange Offer Registration Statement and the Prospectus (other than the financial statements, including notes and schedules thereto, and any other financial and

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accounting information and any written information provided by any of the
Initial Purchasers to the Company or any Guarantor expressly for use in the Registration Statement or the Prospectus and the Form T-1, as to which such counsel need express no opinion), comply as to form in all material respects with the applicable requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

                  In connection with the preparation of the Registration Statement and the Prospectus we have participated in conferences with representatives of the Initial Purchasers, including their counsel, officers and other representatives of the Company and representatives of Deloitte and Touche LLP, the Company's and the Guarantors' independent public accountants, during which the contents of the Registration Statement and the Prospectus were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, subject to the foregoing and based on such participation and discussions, no facts have come to our attention which have caused us to believe that (i) the Registration Statement as of the Effective Date contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no such view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting information, or any written information provided by any of the Initial Purchasers to the Company or any Guarantor expressly for use in the Registration Statement or the Prospectus), or (ii) the Prospectus, as of the date of the Prospectus or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no such view with respect to the financial statements, including the notes and schedules thereto, or any other financial or accounting information, or any written information provided by any of the Initial Purchasers to the Company or any Guarantor expressly for use in the Registration Statement or the Prospectus).

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                  This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Registration Rights Agreement, and may not be used for any other purpose or relied upon by any person other than you. Except with our prior written consent, the opinions herein expressed are not to be used, circulated, quoted or otherwise referred to in connection with any transactions other than those contemplated by the Registration Rights Agreement by or to any other person.

                                                      Very truly yours,

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                                                                       EXHIBIT C

                  Notice of Registration Statement and Selling
                          Securityholder Questionnaire
                                     (Date)

Reference is hereby made to the Registration Rights Agreement (the "Registration Rights Agreement") among PerkinElmer, Inc. (the "Company"), Applied Surface Technology, Inc., a California corporation, CCS Packard, Inc., a California corporation, Carl Consumable Products, LLC, a Delaware limited liability company, Lumen Technologies, Inc., a Delaware corporation, NEN Life Sciences, Inc., a Delaware corporation, Packard Bioscience Company, a Delaware corporation, Packard Instrument Company, Inc., a Delaware corporation, PerkinElmer Instruments LLC, a Delaware limited liability company, PerkinElmer Labworks, Inc., a Delaware corporation, PerkinElmer Life Sciences, Inc., a Delaware corporation, PerkinElmer Optoelectronics NC, Inc., a Delaware corporation, PerkinElmer Optoelectronics SC, Inc., a Delaware corporation, PerkinElmer Holdings, Inc., a Massachusetts corporation and PerkinElmer Automotive Research, Inc. a Texas corporation (the "Subsidiary Guarantors") and the Initial Purchasers named therein. Pursuant to the Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form__ (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Company's
8 7/8% Senior Subordinated Notes due 2013 (the "Securities"). A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to the Company's counsel of the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf and Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Exchange Securities (as defined below).

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequence of being name or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The terms "REGISTRABLE SECURITIES" and "EXCHANGE SECURITIES" are defined in the Registration Rights Agreement.

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                                    ELECTION

The undersigned holder (the "Selling Securityholder") of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth as Exhibit D to the Registration Rights Agreement. The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

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                                  QUESTIONNAIRE

(1)      (a)      Full Legal Name of Selling Securityholder:

         (b) Full Legal Name of Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

         (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:

(2)      Address for Notices to Selling Securityholder:
         Telephone:
         Fax:
         Contact Person:

(3)      Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

         (a)      Principal amount of Registrable Securities beneficially owned:
                  __CUSIP No(s) of such Registrable Securities_______________

         (b) Principal amount of Securities other than Registrable Securities beneficially owned: __CUSIP No(s). of such other Securities_______________

         (c) Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration
                  Statement: __CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement_______________

(4)      Beneficial Ownership of other Securities of the Company:

         Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Securities listed above in Item (3).

State any exceptions here:

(5)      Relationships with the Company:

         Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

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(6)      Plan of Distribution:

         State any exceptions here:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sate, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale,
(ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

By signing below, the Setting Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus. In accordance with the Selling Securityholder's obligation under Section 3(e) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, or air courier guaranteeing overnight delivery as follows:

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(i)      To the Company:

         ___________________________
         ___________________________
         ___________________________

(ii)     With a copy to:

         ___________________________
         ___________________________
         ___________________________

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company's counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Agreement shall be governed in all respects by the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this
Notice and Questionnaire to be executed and delivered either in person or by its duty authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY'S COUNSEL AT:

         ___________________________
         ___________________________
         ___________________________

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                                                                       EXHIBIT D

Notice of Transfer Pursuant to Registration Statement

[Company]
[Address]

[Trustee]
[Address]
Attention: Trust Officer

Re:  8 7/8% Senior Subordinated Notes Due 2013

Dear Sirs:

         Please be advised that__________________________________has transferred
$________________________aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [ ]
(File No. 333-      ) filed by the Company.

         We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a "Selling Holder" in the Prospectus dated [DATE] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner's name.

Dated:

                                     Very truly yours,

                                     ___________________________________________
                                     Name:
                                     Title:

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